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                                                                     EXHIBIT H.1

                        ADMINISTRATIVE SERVICES AGREEMENT

            This Administrative Services Agreement is made as of this July 1, 1998 between TIME HORIZON FUNDS, a Delaware business trust
(herein called the "Company"), and Bank of America National Trust and Savings Association (herein called the "Administrator").

            WHEREAS, the Company is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act"); and

            WHEREAS, the Company wishes to retain the Administrator under this Agreement to render investment advisory and management services to the portfolios of the Company known as Time Horizon 1, Time Horizon 2, Time Horizon 3 and Time Horizon 4 (the "Initial Fund(s)", together with any other Company portfolios which may be established later and served by the Administrator hereunder, being herein referred to collectively as the "Funds" and individually as a "Fund"); and

            WHEREAS, pursuant to an Investment Advisory Agreement of even date herewith (the "Investment Advisory Agreement") between the Company and Bank of America National Trust and Savings Association (the "Adviser"), the Company has retained the Adviser to provide investment advisory services to each Fund; and

            WHEREAS, pursuant to a Distribution Agreement dated September 15, 1997 (the "Distribution Agreement") between the Company and Provident Distributors, Inc. (the "Distributor"), the Company has retained the Distributor to provide for the sale and distribution of shares of beneficial interest of each Fund (herein collectively called "Shares"); and

            WHEREAS, the Company desires to retain the Administrator to provide management and administrative services for the Funds, and the Administrator is willing to render such services;

            NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

            1.          Appointment of Administrator.

                        (A) The Company hereby appoints the Administrator as manager of each Fund on the terms and for the period set forth in this Agreement and the Administrator hereby accepts such appointment and agrees to perform the services and duties set forth herein on the terms herein provided. The Administrator may, in its discretion, provide such services through its own employees or the employees of one or more affiliated companies that are qualified to provide such services to the Trust under applicable law and are under the common control of BankAmerica Corporation, provided (i) that all persons, when providing services hereunder, are functioning as part of an organized group of persons, and (ii) that such organized group of persons is managed at all times by authorized officers of the Administrator.




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               (B) In the event that the Company establishes one or more
portfolios other than the Initial Fund(s) with respect to which it desires to retain the Administrator to render investment advisory and management services hereunder, it shall notify the Administrator in writing. If the Administrator is willing to render such services, it shall notify the Company in writing whereupon such portfolio or portfolios shall become a Fund or Funds hereunder.

         2. Administrative Services and Duties. Subject to the supervision and control of the Company's Board of Trustees, the Administrator shall provide to the Company facilities, equipment, statistical and research data, clerical, accounting and bookkeeping services, internal auditing and legal services, and personnel to carry out all management services required for operation of the business and affairs of the Funds other than those services to be performed by the Adviser pursuant to the Investment Advisory Agreement, those services to be performed by the Distributor pursuant to the Distribution Agreement, those services to be performed by PNC Bank, N.A., pursuant to the Company's Custody Agreement, those services to be performed by PFPC, Inc. pursuant to the Company's Transfer Agency Agreement, those services to be provided by PFPC, Inc. pursuant to the Company's Fund Accounting Agreement and those services normally performed by the Company's counsel and auditors.

              (A) The Administrator's oversight responsibilities shall include:

                 (1) Overseeing the performance of PNC Bank, N.A. (the "Custodian") under the Custody Agreement with respect to the Funds; and

                 (2) Overseeing the performance of PFPC, Inc. (the "Transfer Agent") under the Transfer Agency Agreement with respect to the Funds.

              (B) The Administrator's other responsibilities shall include without limitation the following services:

                 (1) Providing a facility to receive purchase and redemption orders for Shares via toll-free telephone lines;

                 (2) Making available information concerning each Fund to its shareholders; distributing written communications to each Fund's shareholders such as periodic listings of each Fund's securities, annual and semi-annual reports, and prospectuses and supplements thereto; and handling shareholder problems and calls relating to administrative matters; and

                 (3) Providing and supervising the services of employees whose principal responsibility and function shall be to preserve and strengthen each Fund's relationships with its shareholders.


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           (C) The Administrator shall assure that persons are available to transmit redemption requests for Shares to the Company's Transfer Agent as promptly as practicable.

           (D) The Administrator shall assure that persons are available to transmit orders accepted for the purchase of Shares to the Transfer Agent of the Company as promptly as practicable.

           (E) The Administrator shall participate in the periodic updating of the Funds' prospectuses and statements of additional information and shall accumulate information for and, subject to approval by the Company's Treasurer and legal counsel, coordinate the preparation, filing, printing and dissemination of reports to the Funds' shareholders and the Securities and Exchange Commission (the "Commission"), including but not limited to annual reports and semi-annual reports on Form N-SAR, notices pursuant to Rule 24f-2 and proxy materials pertaining to the Funds.

           (F) The Administrator shall calculate dividends and capital gain distributions to be paid by each Fund in conformity with subchapter M of the Internal Revenue Code of 1986, as amended.

           (G) The Administrator shall pay all costs and expenses of maintaining the offices of the Company, wherever located, and shall arrange for payment by the Company of all expenses payable by the Company.

           (H) The Administrator, after consultation with legal counsel for the Company, shall determine the jurisdictions in which the Shares shall be registered or qualified for sale and, in connection therewith, shall be responsible for the maintenance of the registration or qualification of the Shares for sale under the securities laws of any state. Payment of Share registration fees and any fees for qualifying or continuing the qualification of the Company shall be made by the Company.

           (I) The Administrator shall maintain such other books and records with respect to the Funds as may be required by law or may be required for the proper operation of the business and affairs of the Funds, other than those required to be maintained under the Fund Accounting Agreement and by the Adviser under the Investment Advisory Agreement. Without limiting the foregoing, the Administrator shall be responsible for the proper maintenance of the records to be maintained by it, throughout the term of this Agreement.

           (J) The Administrator shall prepare the Funds' federal, state and local income tax returns.

           (K) The Administrator shall prepare and, subject to approval of the Company's Treasurer, disseminate to the Company's trustees each Fund's quarterly financial statements and schedules of investments, and shall prepare such other reports relating to the business and affairs of the Funds (not otherwise appropriately prepared by the Company's counsel, auditors or other Company service providers) as the officers and trustees of the Company may from time to time reasonably request in connection with performance of their duties.



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           (L) The Administrator shall assist the Custodian, Transfer Agent, counsel and auditors as required to carry out the business and operations of the Funds.

        3. Compliance with Governing Instruments and Laws. In performing its duties as Administrator for the Funds, the Administrator shall act in conformity with the Company's Declaration of Trust, Bylaws, prospectuses and statements of additional information, and the instructions and directions of the Board of Trustees of the Company. In addition, the Administrator shall conform to and comply with the requirements of the 1940 Act, the Rules and Regulations of the Commission, and all other applicable federal or state laws and regulations.

        4. Services Not Exclusive. The Administrator shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees from time to time, have no authority to act for or represent the Company in any way or otherwise be deemed its agent. The services furnished by the Administrator hereunder are not deemed exclusive, and the Administrator shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

        5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator hereby agrees that all records which it maintains for the Company are the property of the Company and further agrees to surrender promptly to the Company any such records upon the Company's request. The Administrator further agrees to preserve for the periods prescribed by Rule 3la-2 under the 1940 Act the records required to be maintained by Rule 3la-1 under the 1940 Act.

        6. Subcontractors. It is understood that the Administrator may from time to time employ or associate with itself such person or persons as the Administrator may believe to be particularly fitted to assist in the performance of this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Administrator and that the Administrator shall be as fully responsible to the Company for the acts and omissions of any subcontractor as it is for its own acts and omissions. Without limiting the generality of the foregoing, it is understood that the Administrator and the Company have entered into an agreement with the Fund Accountant under which said institution will provide certain accounting, bookkeeping, pricing and dividend and distribution calculation services with respect to the Funds at the expense of the Funds.

        7. Expenses Assumed as Administrator. Except as otherwise stated in this Agreement, the Administrator shall pay all expenses incurred by it in performing its services and duties hereunder as Administrator including the cost of any independent pricing service used in connection with the Funds. The Company shall bear other expenses incurred in the operation of the Funds, including without limitation taxes, interest, brokerage fees and commissions, if any, fees of trustees who are not officers, directors, partners, employees or holders of 5 percent or more of the outstanding voting securities of the Administrator or any of its affiliates, Commission fees and state blue sky registration and qualification fees, charges of custodians, transfer and dividend disbursing


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agents' fees, certain insurance premiums, outside auditing and legal expenses, costs of maintaining trust existence, costs of preparing and printing prospectuses or any supplements or amendments thereto necessary for the continued effective registration of the Shares under federal or state securities laws, costs of printing and distributing any prospectus, supplement or amendment thereto for existing shareholders of the Funds described therein, costs of shareholders' reports and meetings, and any extraordinary expenses. It is understood that certain advertising, marketing, shareholder servicing, administration and/or distribution expenses to be incurred in connection with the Shares may be paid by the Company as provided in any plan which may in the sole discretion of the Company be adopted in accordance with Rule 12b-1 under the 1940 Act, and that such expenses shall be paid apart from any fees paid under this Agreement.

        8. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Company shall pay the Administrator a fee, computed daily and payable monthly, at the annual rate of .20% of the average net assets of each Fund. Such fee as is attributable to each Fund shall be a separate (and not joint or joint and several) obligation of each such Fund.

        9. Confidentiality. The Administrator shall treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior or present shareholders or those persons or entities who respond to the Distributor's inquiries concerning investment in the Company, and shall not use such records and information for any purpose other than performance of its responsibilities and duties hereunder or under any other agreement with the Company except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Administrator may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company. Nothing contained herein, however, shall prohibit the Administrator from advertising to or soliciting the public generally with respect to other products or services, including, but not limited to, any advertising or marketing via radio, television, newspapers, magazines or direct mail solicitation, regardless of whether such advertisement or solicitation may coincidentally include prior or present Company shareholders or those persons or entities who have responded to inquiries with respect to the Funds.

        10. Limitations of Liability. Subject to the provisions of Section 6 hereof concerning the Administrator's responsibility for the acts and omissions of persons employed or associated with the Administrator, the Administrator shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company or by any Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, director, employee or agent of the Administrator, who may be or become an officer, director, employee or agent of the Company, shall be deemed, when rendering services to the Company or to any Fund, or acting on any business of the Company or of any Fund (other than services or business in connection with the Administrator's


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duties as Administrator hereunder or under any other agreement with the Company)
to be rendering such services to or acting solely for the Company or Fund and not as an officer, director, employee or agent or one under the control or direction of the Administrator even though paid by the Administrator.

        The Administrator acknowledges and agrees that the Declaration of Trust of the Company provides that the Trustees of the Company and the officers of the Company executing this Agreement on behalf of the Company shall not be personally bound hereby or liable hereunder, nor shall resort be had to their private property or the private property of the shareholders of the Company for the satisfaction of any claim or obligation under this Agreement.

        11. Duration or Termination. This Agreement shall become effective as of the date first written above. This Agreement may be terminated by the Company at any time with respect to any Fund, without the payment of any penalty, on 60 days' written notice to the Administrator, or by the Administrator at any time, without the payment of penalty, on 60 days' written notice to the Company.

        12. Names. The name "Time Horizon Funds" refers to the trust created and the trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated April 12, 1995, as amended, which is hereby referred to and a copy of which is on file at the principal office of the Company. The trustees, officers, employees and agents of the Company shall not personally be bound by or liable under any written obligation, contract, instrument, certificate or other interest or undertaking of the Company made by the trustees or by an officer, employee or agent of the Company, in his or her capacity as such, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder. All persons dealing with any series or class of shares of the Company may enforce claims against the Company only against the assets belonging to such series or class.

        13. Notices. Notices of any kind to be given to the Company hereunder by the Administrator shall be in writing and shall be duly given if mailed or delivered to the Company at the following:

                   Time Horizon Funds
                   c/o PFPC Inc.
                   400 Bellevue Parkway
                   Wilmington, Delaware  19809
                   Attn:  Jay F. Nusblatt



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                  With a copy to:

                  Cathy G. O'Kelly, Esq.
                  Vedder, Price, Kaufman & Kammholz
                  222 N. LaSalle, 26th Floor
                  Chicago, Illinois 60601



or at such other address or to such individual as shall be so specified by the Company to the Administrator. Notices of any kind to be given to the Administrator hereunder by the Company shall be in writing and shall be duly given if mailed or delivered to the Administrator at:

                  Bank of America National Trust
                      and Savings Association
                  Harbor Bldg., 25th Floor
                  333 So. Beaudry Avenue
                  Los Angeles, California 90017
                  Attn: Colleen Johnson
                       --------------------------

                  With a copy to:

                  Bank of America National Trust
                      and Savings Association
                  555 California St., 8th Floor
                  San Francisco, California 94104
                  Attn:       Jay Gould, Esq.

or at such other address or to such individual as shall be so specified by the Administrator to the Company.

        14. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section 12 hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law (without regard to principles of conflicts of law); provided, however, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation of the Commission thereunder.

                            (Signature Page follows)


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            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                         TIME HORIZON FUNDS


                                         By: /s/ Jay Nusblatt
                                            -----------------------------------
                                                Jay Nusblatt
                                                Treasurer


Attest:
       -------------------------------
         (name) Cathy G. O'Kelly
                --------------------
         Secretary


                                         BANK OF AMERICA NATIONAL TRUST
                                         AND SAVINGS ASSOCIATION

                                         By: /s/ LEWIS W. TEEL
                                             -----------------------------------
                                                (name) Lewis W. Teel
                                                       -------------------------
                                                (title) Executive Vice President
                                                       -------------------------


Attest:
       -------------------------------
         (name)
                -------------------
         (title)
                -------------------




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